EXHIBIT 10.15.3

                              TERMINATION AGREEMENT

         This Termination Agreement is made as of the 30th day of November, 1998 (the "Effective Date"), but has been executed by the parties on the dates written below the parties' signatures at the end of this Agreement) by and between Paradigm Direct, Inc., a Delaware corporation, with offices located at 2 Executive Drive, Fort Lee, New Jersey 07024 ("Paradigm") and Quintelcomm, Inc., a Delaware corporation, with offices at One Blue Hill Plaza, Pearl River, New York ("Quintel").

                                                    WITNESSETH:

         WHEREAS, Paradigm provided marketing services to Qwest Communications Corporation ("Qwest") pursuant to that certain agreement dated as of April 15, 1998 by and between Qwest and Paradigm (the "Paradigm Qwest Agreement");

         WHEREAS, Quintel agreed to provide Paradigm marketing services relating to the Paradigm Qwest Agreement pursuant to the agreement dated as of May 6, 1998 by and between Paradigm and Quintel (the "Quintel/Paradigm Qwest Marketing Agreement"); and

         WHEREAS, Paradigm and Quintel now wish to (i) terminate the Quintel/Paradigm Qwest Marketing Agreement, (ii) confirm the termination of their joint marketing activities under the Quintel/Paradigm Qwest Marketing Agreement, and (iii) settle amounts due to Quintel thereunder, all as set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

         I. TERMINATION OF ACTIVITIES UNDER THE QUINTEL/PARADIGM QWEST MARKETING AGREEMENT. The Quintel/Paradigm Qwest Marketing Agreement is hereby terminated. Quintel and Paradigm confirm that by mutual agreement Quintel ceased to provide marketing services to Paradigm under the Quintel/Paradigm Qwest Marketing Agreement as of August 1, 1998.

              (a) Subject to the payment by Paradigm to Quintel of the Termination Payment, Quintel shall have no further claim for payment under the Quintel/Paradigm Qwest Marketing Agreement, or otherwise with respect to the activities conducted by Quintel and Paradigm with respect to the Paradigm Qwest Agreement or the "new agreement" between Paradigm and Qwest dated as of October 1, 1998 referred to in clause (ii) below. Paradigm represents and warrants to Quintel that (i) the Paradigm Qwest Agreement was terminated by consent of Paradigm and Qwest as of October 1, 1998, and Paradigm did not receive any form of payment or other consideration pursuant to Section 2(a)(3) of the Paradigm Qwest Agreement, and (ii) Paradigm and Qwest entered into a new agreement as of October 1, 1998 without a termination provision similar to Section 2(a)(3) of the Paradigm Qwest Agreement, and (iii) Paradigm did not receive any payment or other form of consideration in exchange for relinquishing the termination payment provisions under or waiving any rights under Section 2(a)(3) of the Paradigm Qwest Agreement.

              (b) Notwithstanding the foregoing, Paradigm and Quintel agree that each party must perform its respective obligations for fulfillment services described in Section 3 of the Quintel/Paradigm Qwest Marketing Agreement.

         2. PAYMENTS. At the Closing, Paradigm shall pay to Quintel by wire transfer concurrently with the Closing the following amounts (collectively, the "Termination Payment"): (i) $512,096.13 on account of amounts currently due Quintel under the Quintel/Paradigm Qwest Marketing Agreement and (ii) $85,000.00 on account of Quintel's interest in future payments respecting the $10 payment tranche payable by Qwest under the Paradigm Qwest Agreement.

         3.   CLOSING

              (a) This Agreement shall be effective contemporaneously with the closing of the Purchase and Sale Agreement dated as of November 30, 1998 between Paradigm and Quintel Communications, Inc. regarding the sale by Quintel and purchase by Paradigm of Quintel Communications, Inc.'s interest in Paradigm Cellular, L.L.C., a Delaware limited liability company.

              (b) At the Closing, Quintel shall deliver to Paradigm the Mutual Release, the form of which is attached hereto as Exhibit 3(b) (the "Release").

              (c) At the Closing, Paradigm shall (i) pay to Quintel the Termination Payment and (ii) deliver to Quintel the Release.

         4. RETURN OF CERTAIN INFORMATION TO QUINTEL. Paradigm acknowledges that in the course of the activities conducted by Quintel and Paradigm under the Quintel/Paradigm Qwest Marketing Agreement, Quintel made a computer-generated database available to Paradigm containing names and/or telephone numbers (collectively referred to as the "Quintel Information") for soliciting potential customers under the Paradigm Qwest Agreement, all of which Quintel Information Paradigm acknowledges is confidential and proprietary information belonging to Quintel. The term "Quintel Information" does not include the names and telephone numbers of any actual or potential customers obtained by Paradigm from any other source without breaching any obligation of confidentiality owing to Quintel by Paradigm or such other source, which or whose name or telephone number may also be included within the Quintel Information. Paradigm agrees that all of the Quintel Information which is in tangible form shall be returned to Quintel not later than thirty (30) days after the date of this Agreement. Paradigm will not use, publish or disclose any of the Quintel Information or authorize any other person or entity to make, use, publish or disclose any of the Quintel Information for any purpose whatsoever; provided, however, that to the extent that the current customers of Qwest are persons disclosed as part of the Quintel Information, Paradigm shall continue to have the right to use the name and telephone number of such customer in Paradigm's performance under the Paradigm Qwest Agreement, but for no other purpose.

         Paradigm acknowledges and agrees that Quintel will be irreparably damaged if the provisions of this Section 4 are not specifically enforced. Accordingly, Quintel shall be entitled to an injunction restraining any breach of this Section 4 by Paradigm (without being required to prove irreparable injury), or any other appropriate decree of specific performance. Such remedy shall not be exclusive and shall be in addition to any other remedy which Quintel may have for such breach. As a condition precedent for the application for any such injunction or any other form of equitable or extraordinary relief, Quintel shall first notify Paradigm in writing of any such alleged breach. Such notice shall contain the names and addresses of the persons for whom such a breach is alleged to have occurred and such other information as may be necessary to identify with specificity the cause of such breach. Paradigm shall have five business days to respond to such notice of an alleged breach by providing to Quintel written documentation demonstrating that Quintel and the Company have not breached the provisions of Section 4. Quintel agrees to give Paradigm and the Company at least two (2) business day's prior notice of any application for injunctive or other extraordinary relief. The foregoing shall not constitute a waiver of Paradigm's right to an undertaking or bond in connection with such injunction or decree as provided under applicable law.

         5. FURTHER ASSURANCES. If, at any time after the date hereof, either party shall determine that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are reasonably necessary or desirable to consummate any of the transactions contemplated by this Agreement, the other party shall, upon request, promptly execute and deliver all such proper instruments and do all things reasonably necessary and proper to otherwise carry out the purposes of this Agreement.

         6.   MISCELLANEOUS.

              (a) This Agreement and the exhibits hereto set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, letters of intent, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

                   (b) Each of Quintel and Paradigm represents and warrants to the other that:

                   (i) It is a corporation duly organized, validity existing and in good standing with the laws of the State of Delaware, and has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted;

                   (ii) It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each agreement, document or instrument contemplated hereby; the execution, delivery and performance by Quintel of this Agreement and each such agreement, document or instrument, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action and (x) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority, (y) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and (z) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, any corporate charter, by-law, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which Quintel is a party or by which any of its assets or properties may be bound, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company;

                   (iii) it has duly executed and delivered this Agreement, which constitutes, and each other agreement, document, certificate or instrument contemplated by this Agreement when executed and delivered shall constitute, its legal, valid and binding obligation enforceable against it in accordance with its terms.

              (c) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

              (d) In the event any provision of this Agreement or the application thereof to any person or circumstances shall be adjudged to be invalid or unenforceable according to any applicable laws, the remaining provisions of this Agreement and the application thereof to any person or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

              (e) Unless some meaning and intent is apparent from the context of the Agreement, the plurals shall include the singular and vice versa, and masculine, feminine and neuter words shall be used interchangeably.

              (f) The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                                        PARADIGM DIRECT, INC.

                                        By:   /s/
                                              --------------------------
                                        Its:  Chief Executive Officer
                                              --------------------------
                                        Date: January 25, 1999
                                              --------------------------


                                        QUINTELCOMM, INC.

                                        By:      /s/ Jeffrey Schwartz
                                              --------------------------
                                        Its:     Chief Executive Officer
                                              --------------------------
                                        Date:    January 25, 1999
                                              --------------------------

                                                                    EXHIBIT 3(b)

                                 MUTUAL RELEASE

         This Mutual Release is entered into this 25 day of January, 1999 by and between PARADIGM DIRECT, INC., a Delaware corporation, with offices located at 2 Executive Drive, Fort Lee, New Jersey ("Paradigm") and QUINTELCOMM, INC., a Delaware corporation, with offices at One Blue Hill Plaza, Pearl River, New York ("Quintel").

                                   WITNESSETH:

         WHEREAS, Paradigm has agreed to provide marketing services to Qwest Communications Corporation ("Qwest") pursuant to that certain agreement dated as of April 15, 1998 by and between Qwest and Paradigm (the "Qwest Agreement");

         WHEREAS, Quintel agreed to provide Paradigm marketing services relating to the Qwest Agreement pursuant to the agreement dated as of May 6, 1998 by and between Paradigm and Quintel (the "Quintel/Paradigm Qwest Marketing Agreement");

         WHEREAS, Paradigm and Quintel have confirmed the termination of their joint marketing activities under the Quintel/Paradigm Qwest Marketing Agreement, and settled amounts due to Quintel thereunder as of the date hereof as set forth in an agreement between them of even date (the "Termination Agreement").

         WHEREAS, Section 3 of the Termination Agreement requires each party to release the other in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree:

         1. Release. Quintel and Paradigm hereby release and discharge each other, and their respective shareholders, directors, managers, members, officers, employees, agents, attorneys, and their respective successors and assigns, from all actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, damages, judgments, claims, and demands whatsoever, in law or in equity, which either party ever had, now has, or hereafter can, shall or may have, for, upon, or by reason of any matter, causes or things whatsoever from the beginning of the world to the date of this Mutual Release arising out of the Quintel/Paradigm Qwest Marketing Agreement, except for those obligations thereunder which survive pursuant to the Termination Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day near first above written:


                                        QUINTELCOMM, INC.

                                        By:  /s/ Jeffrey Schwartz
                                             --------------------------
                                        Its:  Chief Executive Officer
                                             --------------------------


                                        PARADIGM DIRECT, INC.

                                        By:   /s /
                                             --------------------------
                                        Its: Chief Executive Officer
                                             --------------------------

                                    AGREEMENT

         AGREEMENT (this "Agreement"), dated as of April 15, 1998 by and between Paradigm Direct, Inc., a corporation having offices at Two Executive Drive, Fort Lee, New Jersey 07024 ("Paradigm') and Qwest Communications Corporation, a corporation having offices at 555 17th Street, Suite 1000, Denver, Colorado. 80202 ("Qwest").

                                   WITNESSETH

         WHEREAS, Qwest is in the business of providing long distance telecommunication services (the "Qwest Services'); and

         WHEREAS, Paradigm is engaged in the business of providing marketing services; and

         WHEREAS, Qwest wishes to engage Paradigm to perform marketing services (the "Marketing Services") with respect to the telecommunications services offered by Qwest, and Paradigm wishes to accept such engagement, upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein the parties, intending to be legally bound, agree as follows:

         1.   PROVISION OF SERVICES.

              (a) Qwest hereby engages Paradigm, and Paradigm hereby accepts such engagement, to provide the Marketing Services on behalf of Qwest, upon the terms and subject to the conditions contained herein.

              (b) The parties agree that the appointment of Paradigm by Qwest is not exclusive. Paradigm acknowledges and agrees that Qwest directly or through other sales representatives may offer the Qwest Services to customers to whom Paradigm may offer the Qwest Services. If a customer is solicited by Paradigm and also by either another independent authorized sales representative or by an employee of Qwest, the order shall be credited to Paradigm if the Paradigm order is submitted at least 24 hours prior to the other representative's order. If the orders are submitted on the same day, Qwest shall determine to which representative or employee to credit such order, provided that Qwest will alternate credits between Paradigm and other representatives to assure that Paradigm receives credit for approximately one-half of all such orders.

         2.   COMPENSATION.

              (a) AMOUNT OF COMPENSATION. As compensation for providing the Marketing Services, Qwest shall pay Paradigm the following amounts with respect to customers solicited by Paradigm:

              1.  Prior to January 1, 1999.

                  (i)   for each of the first 300,000 customers activated by
              Qwest:

                        (a) the sum of _____ for each customer activated by Qwest after 3rd party verification and PIC Freeze;

                        (b) the sum of _____ for each customer which has remained a customer of Qwest for at least 30 days after initial activation;

                  (ii) for each customer after the first 300,000 customers activated by Qwest:

                        (a) the sum of _____ for each customer activated by Qwest after 3rd party verification and PIC Freeze;

                        (b) the sum of _____ for each customer which has remained a customer of Qwest for at least 30 days after initial activation

                  (iii) the sum of $10 for each customer for which the average monthly long distance billing in a consecutive six month period equals or is greater than $10.00 and whose account balance is current within 60 days; provided, that such fee shall be paid to Paradigm for each time a customer meets such criteria in any six month period; and provided further, that the billings of a customer in any one month shall only be used one time in calculating the foregoing amounts; and provided further, that such payments shall only be made with respect to a customer for the 42 month period commencing on the date such customer was activated; and

              2.  On and after January 1, 1999,

                  (i) the sum of _____ for each customer activated by Qwest after 3rd party verification and PIC Freeze

                  (ii) the sum of _____ for each customer which has remained a customer of Qwest for at least 30 days after initial activation;

                  (iii) the sum of $10 for each customer for which the average monthly long distance billing in a consecutive six month period following the initial 30 day period equals or is greater than $10 and whose account balance is current within 60 days; provided, that such fee shall be paid to Paradigm for each time a customer meets such criteria in any six month period; and provided further, that the billings of a customer in any one mouth shall only be used one time in calculating the foregoing amounts; and provided further, that such payments shall only be made with respect to a customer for the 42 month period commencing on the date such customer was activated, and

              3. If, prior to the date which is five years from the date hereof, Qwest shall (a) terminate this Agreement in accordance with Section 4(a) hereof, other than as a result of a material breach of this Agreement or the commission of a fraudulent act by Paradigm, or (b) take or omit to take actions for a sixty (60) day period which, through no fault of Paradigm, prevents Paradigm from attaining the criteria referenced in this
Section 2(a), then in either case Qwest shall pay Paradigm, on the effective date of termination or the date which is the final date of the sixty day period (the "Termination Date"), 75% of the Owed Amount for the greater of (i) each Ten Plus Customer (each as defined below) on the Termination Date, or (ii) 500,000 customers, whether or not such customers are actual customers on the Termination Date.

For purposes of this Section 2(a):

              "Customer Term" shall mean the period commencing on the date a customer is activated and ending 42 months after such date.

              "Ten Plus Customer" shall mean a customer for which, on the Termination Date, the average monthly long distance billing for such customer equals or is greater than $10.00.

              "Owed Amount" with respect to each Ten Plus Customer shall mean the sum of $10 for each Six Month Period.

              "Six Month Period" shall mean any consecutive six month period in a Customer Term (provided that no one month shall be counted more than once), other than a Period for :which a payment was made under Section 2(a)(iii).

                   (b) COMPENSATION ADJUSTMENT. At the end of the first 90 days of the term of this Agreement, Qwest shall have the right to review the compensation payable under paragraph (a) and make adjustments as deemed appropriate and mutually agreed to by the parties.

                   (c) PAYMENT OF COMPENSATION. Amounts payable to Paradigm under Section 2(a) hereof shall be billed weekly by Paradigm and shall be paid by Qwest net thirty days. Each payment by Qwest shall be accompanied by all documentation which supports the calculation by Qwest of amounts owed to Paradigm and shall include, without limitation, third party verification information, the names of activated and deactivated customers and the date on which such activations and deactivations occurred. Paradigm will be paid compensation only on amounts that are revenue to Qwest. Therefore, for purposes of determining whether a customer account has satisfied the requirements of paragraphs 2aliii and 2a2iii above, charges that Qwest pays as a result of local, state or federal rules and regulations (including, but not limited to taxes, access charges, universal service and high cost funds and PIC C charges) shall not be included. Qwest shall also deduct any credits or discounts received by the customer prior to determining whether the above referenced criteria have been satisfied.

              (d) CHARGE BACK. Qwest may charge back Paradigm for commissions paid by mistake or on unauthorized PIC-changes.

              (e) RESOLUTION OF DISCREPANCIES. Paradigm and Qwest shall negotiate in good faith to resolve any discrepancies with respect to the payment obligations of Qwest hereunder. In connection therewith Qwest shall promptly provide Paradigm with all reasonably requested documentation and other information with respect to such discrepancies. If the parties are unable to resolve any such discrepancies within ten days after written notice thereof by Paradigm, the parties shall submit such dispute to an independent accounting firm or other third party to be mutually agreed upon, whose determination shall be final and binding upon the parties. The expenses of such submission shall be borne equally between the parties.

         3. RELATIONSHIP OF PARTIES. Paradigm shall act as an independent contractor and not an employee of Qwest for any purpose whatsoever. Paradigm shall have no authority to execute any document on behalf of Qwest or bind Qwest in any way whatsoever. Qwest shall not have any right to require Paradigm to take any actions or devote any specific time or efforts whatsoever with respect to the Marketing Services.

         4.   TERM; TERMINATION.

              (a) This Agreement shall commence on the date hereof and be effective for a period of five years from the date hereof; provided, however, that either party may terminate this Agreement prior thereto upon ninety days' written notice to the other.

              (b) Qwest may terminate this Agreement for reasonable cause if Paradigm or its employees, agents, subagents, representatives, vendors or other affiliates has engaged in a pattern of the following conduct:

                   (i) makes any misrepresentation to a customer, prospective customer, or to Qwest;

                   (ii) changes or attempts to change the primary interexchange carrier ("PIC") of a customer to Qwest without the legal consent of the customer ("unauthorized "PIC-change");

                   (iii) takes any action or permits inaction which is inconsistent with any rule, regulation, statute or law applicable to the activities contemplated by this Agreement;

                   (iv)  breaches any provision of this Agreement;

                   (v) is insolvent, commences a bankruptcy proceeding, is placed in receivership or dissolves; or

                   (vi) assigns or attempts to assign this Agreement or any of Paradigm's duties under this Agreement to another party without the prior written consent of Qwest.

              (c) Notwithstanding the payment terms set forth in Section 2 hereof, any and all amounts owing to any party hereunder through the Termination Date shall be paid promptly upon termination of this Agreement.

         5.   OBLIGATIONS OF THE PARTIES.

              (a)  OBLIGATIONS OF PARADIGM.

                   (i) Paradigm shall provide to such third party verification agent as Qwest shall designate the customers which Paradigm has contacted and which have agreed to purchase telecommunications services from Qwest.

                   (ii) Paradigm shall provide Qwest with a copy of proposed scripts, storyboards, direct mail pieces and other information intended to be used by Paradigm and its representatives in connection with the provisions of the Marketing Services, which shall be approved by Qwest in writing prior to Paradigm's use thereof.

                   (iii) Paradigm shall provide Qwest with monthly volume projections; provided that such projections shall not in any way obligate Paradigm to meet such projections.

                   (iv) Paradigm shall be responsible for all costs associated with the Marketing Services (other than third party verification costs), including costs of fulfillment of Affinity offers.

                   (v) Paradigm shall, at all times during the Term, permit Qwest to monitor its telemarketing and promotional activities.

                   (b)   OBLIGATIONS TO QWEST.

                         (i)   Qwest shall be solely responsible for all
services required in connection with the activation and retention of customers, including, without limitation, handling all inbound customer service calls, billing and provisioning; provided, however, that Qwest shall not be responsible for inbound inquiries relating to any premium or incentive, and shall instead such customers' inquiries to Paradigm.

                         (ii)  Qwest shall provide Paradigm with a daily data
file of all customers who have passed third Party verification, PICed and canceled. Qwest shall provide Paradigm with such other information from time to time as Paradigm shall reasonably request with respect to the obligations of the parties hereunder.

                         (iii) Qwest shall be responsible for all third party
vendor costs including, without limitation, management thereof.

                         (iv)  From time to time during the term hereof,
Paradigm may request that Qwest provide funding for customer support and retention programs. Qwest may, but shall not be obligated to, provide any such funding.

         6.   EXCLUSIVE REPRESENTATIVE.

              (a) Qwest agrees that, during the Term hereof, no other person or entity shall provide Qwest with Mass Direct Marketing Affinity Services (as defined below); provided that Qwest shall not be so restricted if Qwest has not activated at least 50,000 customers in the first six-month period of this Agreement; and provided, further, that nothing contained herein shall prevent Qwest from receiving Mass Direct Marketing Affinity Services from a third party as a result of a merger, acquisition or other business combination of Qwest which may occur after the date hereof.

              (b) For purposes hereof, "Mass Direct Marketing Affinity Services" shall mean the direct marketing of services to consumers in which the offer includes a gift, premium or other incentive based on some perceived interest of the targeted customers which is communicated to the customer via outbound telemarketing in excess of 2,000 telemarketing hours per month or direct mail in excess of 50,000 pieces per month.

         7.   CONFIDENTIALITY.

              (a) From and after the date hereof, the parties hereto shall keep confidential and shall use all reasonable efforts to cause their respective officers, directors, employees and agents to keep confidential, (i) the nature and substance of this Agreement, and (ii) all Confidential Information (defined below) of such other party, its affiliates and its clients, and shall not use or disclose any such Confidential Information for any purposes other than those contemplated by this Agreement; provided, however, that neither party shall be subject to the obligations set forth in the preceding sentence with respect to any such information provided to it by the other party which either (i) subsequently enters the public domain through no act or failure to act on the part of the receiving party, or (ii) is necessary or appropriate to disclose to any regulatory or judicial authority having jurisdiction over any of the parties hereto or as otherwise required by law.

              (b) "Confidential Information" of a party shall mean any and all material or information of any kind, whether tangible or intangible, relating to the business and operations of such party including, without limitation, business ideas and strategies, financial information and client identities, and further including, without limitation, any information provided pursuant to
Section 5 hereof.

              (c) The provisions of this Section 7 shall survive the termination of this Agreement.

         8. COMPETITION. Paradigm shall take all commercially reasonable steps to protect the Confidential Information of Qwest including, without limitation, the following:

              (a) Paradigm shall not perform telemarketing services for any other long distance or local carriers in the same physical location as that in which any marketing services are being performed by Paradigm for Qwest;

              (b) Paradigm shall not market services for any other long distance or local carriers using any of the lists which Paradigm uses to perform the Marketing Services for Qwest;

              (c) Paradigm shall restrict access to Confidential Information regarding Qwest including, but not limited to, data, software, plans and marketing strategies, to those personnel actively involved in the performance of Marketing Services for Qwest hereunder;

              (d) Paradigm shall not solicit customers or receive any compensation for current customers of Qwest for whom/which Paradigm did not receive compensation prior to the submission and acceptance of a service order;

              (e) Paradigm shall for ninety (90) days from the date of termination use its best efforts to not solicit customers who have Qwest Services; and

              (f) Paradigm agrees that, during the Term hereof, it shall not provide marketing services for any long distance telecommunications provider, other than those for which Paradigm is performing such services as of the date hereof.

         9. REPRESENTATIONS AND WARRANTIES. Each of the parties represents and warrants to the other as follows:

              (a) Such party has the full power and authority to execute and deliver this Agreement, and this Agreement constitutes such party's legal, valid and binding agreement, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the equitable principles and the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

              (b) Such party is not a party to any contract or other agreement which would restrict it from entering into this Agreement or performing its obligations hereunder.

              (c)  COVENANTS. Paradigm hereby covenants and agrees during the
Term:

                   (i) to, at its own expense, operate in full compliance with all laws, rules and regulations, including, but not limited to, all rules, regulations, orders and opinions of the Federal Communications Commission, the Federal Trade Commission, and regulatory and consumer agencies of the various states;

                   (ii) to maintain the highest and most ethical standards of sales and marketing prevailing in the telecommunications industry.

         10.  INDEMNIFICATION.

              (a) Paradigm agrees to indemnify and hold harmless Qwest and its officers, directors, employees and other affiliates from and against all losses, claims, actions, suits, liabilities, damages, deficiencies, judgements, settlements cost of investigation and other expenses, including but not limited to interest, penalties and reasonable attorney's fees and disbursements incurred (whether or not a third party is involved) in investigating, preparing for or defending any litigation or other action commenced or threatened in connection with the foregoing (collectively, "Losses"), based upon. or arising out of breach of any representation, warranty, covenant or agreement of Paradigm contained in this Agreement.

              (b) Qwest agrees to indemnify and hold harmless Paradigm and its officers, directors, employees and other affiliates from and against all Losses based upon or arising out of any breach of any representation, warranty, covenant or agreement of Qwest contained in this Agreement.

         11.  TRADE NAMES AND TRADEMARKS.

              (a) Paradigm may use only such Qwest trademarks, trade names and service marks ("Marks") as may be authorized by Qwest in writing from time to time and subject to any and all limitations contained in the grant of the right of such use. Qwest may change Marks at any time and Paradigm agrees to abide by any and all changes as directed by Qwest. Paradigm acknowledges that as between the parties Qwest is the sole and exclusive owner of all Marks and Paradigm agrees to use its continuing best efforts to:

                   (i)   secure, protect and maintain the Marks,

                   (ii)  assist Qwest in securing the Marks

                   (iii) and advise Qwest of any misuse or infringement of the Marks that Paradigm has knowledge of during the Term.

              (b) The effect of any termination of this Agreement on the Marks shall be as follows:

                   (i) Upon termination of this Agreement, with no continuing relationship between the parties, any permission or right to use the Marks granted hereunder shall cease to exist. Upon such termination, Paradigm shall immediately cease any use of such Marks and Paradigm shall immediately cease referring to itself as an Authorized Sales Representative of Qwest.

                   (ii) Paradigm, or its designated agent, shall promptly, but within thirty (30) days of the date of termination of this Agreement return to Qwest all advertising, promotional and other materials which contain any of the Marks. The parties hereto shall share equally in the cost of returning such materials; provided, however, that if this Agreement is terminated by Qwest pursuant to Section 4b. of this Agreement, Paradigm shall bear all of the costs associated with the return of such materials.

         12.  MISCELLANEOUS.

              (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand, by telecopy or mail if mailed by registered or certified mail, postage prepaid return receipt requested or by federal express or similar overnight courier service as follows:

                   If to Paradigm, one copy to:

                   David Graf

                   Paradigm Direct Inc.
                   Two Executive Drive
                   Fort Lee, New Jersey, 07024
                   Telecopier: 201-461-1963

                   with a copy to:

                   Joel M. Handel, Esq.
                   Baer Marks & Upham LLP
                   805 Third Avenue
                   20th Floor
                   New York, New York 10022
                   Telecopier: 212-702-5941

                   If to Qwest, one copy to:

                   Liza Burns
                   Qwest Communications Corporation
                   555 17th Street
                   Denver, Colorado 80202
                   Telecopier: 303-291-1999

                   with a copy to:

                   Linnea Simons
                   Qwest Communications Corporation
                   555 17th Street
                   Denver, Colorado 80202
                   Telecopier: 303-291-1490

Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified and a confirmation receipt is received by the sender; or (ii) if given by any other means set forth above, when delivered at the address specified. Any party by notice given in accordance herewith to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder.

              (b) AMENDMENT-WAIVER. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

              (c) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

              (d) ARBITRATION. Except as provided in Section 2(c) hereof, any controversy arising in connection with or relating to this Agreement shall be determined and settled by arbitration in the State of Colorado in accordance with the rules of the American Arbitration Association. Any award rendered therein shall be final and binding on each of the parties hereto and judgement may be entered thereon in any court having jurisdiction.

              (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by a party without the express written consent of the other and any purported assignment, unless so consented to, shall be void and without effect.

              (f) SEVERABILITY. If any provisions of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

              (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

              (i) STANDARD OF CONDUCT. In performing its duties under this Agreement, Paradigm shall maintain the highest and most ethical standards of sales and marketing prevailing in the telecommunications industry. Paradigm shall do nothing which would tend to discredit, dishonor, reflect adversely on or in any manner injure the reputation or brands of Qwest.

         IN WITNESS WHEREOF, the PARTIES hereto have caused this Agreement to be executed as of the date first above written.


                                            PARADIGM DIRECT, INC.

                                            By:  /s/ David Graf
                                                 ----------------------------
                                                 David Graf
                                                 President


                                            QWEST COMMUNICATIONS CORPORATION

                                            By:  /s/ Stephen M. Jacobsen
                                                 ----------------------------
                                                 Name:  Stephen M. Jacobsen
                                                 Title: Senior Vice President